Exhibit 99.1

LNB Bancorp, Inc. Reports Earnings for the Second Quarter of 2012

  Net income of $1.44 million, up $726,000, or 101.9%, from the prior year
  Completed exit from government-sponsored TARP program through the U.S. Treasury’s sale of preferred stock in a secondary public offering
  Loan balances increased $37 million over prior year, or 4.5%.
  Nonperforming assets declined by $3.7 million, or 9.3%

LORAIN, Ohio--(BUSINESS WIRE)--July 26, 2012--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the quarter ended June 30, 2012. Net income was $1.44 million, up $726,000 or 101.9 percent, from the $712,000 reported for the second quarter of 2011. Net income available to common shareholders was $1.12 million, or $0.14 per common share, compared to $394,000, or $0.05 per common share, for the year-ago quarter, an increase of $0.09 per share. For the first six months of 2012, net income was $2.94 million, up $1.1 million or 59.7 percent, from the prior year. Net income available to common shareholders was $2.3 million, or $0.29 per common share, compared to $1.2 million for the 2011 six-month period, or $0.15 per common share, an increase of $0.14 per share, or 93.3 percent.

“Our ongoing efforts to improve asset quality and grow the balance sheet have contributed to a fourth consecutive quarter of stronger earnings,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “While we are pleased with a doubling of net income year over year, the one-time costs associated with two recently completed initiatives lowered our earnings this past quarter.

“The first of these projects was the U.S. Treasury’s sale of our TARP preferred stock to private investors through an auction process. We expect that this transfer to private investors will expand the potential alternatives for repaying the TARP preferred stock and is a helpful step toward our intention to retire the entire issue of preferred stock in an appropriate timeframe. In addition, we recently repurchased the warrants for common stock that were held by the Treasury as part of the TARP program.

“We also completed the conversion of our bank operating system for both retail and commercial customers. As in any conversion, we’ve had some issues, but we are working to resolve them. We anticipate that this investment will provide better information and convenience for our customers, and efficiencies to the bank. Our commitment to technology complements our personal service capabilities. In today’s banking environment, all customers have come to expect a high level of efficiency. However, the service factor continues to differentiate a community bank like Lorain National from our large-bank competitors.”

Second Quarter Review

Net income for the 2012 second quarter more than doubled from the year-earlier quarter, primarily as a result of a lower loan loss provision expense. However, LNB Bancorp’s operating performance was impacted this past quarter by one-time charges of $300,000 associated with the systems conversion completed in June 2012 as well as by a $200,000 charge for legal and administrative expenses associated with the Treasury’s sale of the TARP preferred stock.

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.6 million for the second quarter of 2012, virtually unchanged from the prior year. Of this total, net interest income (FTE) contributed $10.1 million, up 1.2 percent from the year-ago second quarter. The net interest margin (FTE) for the second quarter was 3.61 percent, a decline of three basis points from the 2011 second quarter; the decline was more than offset by a 2.2 percent increase in average earning assets compared to the year-earlier second quarter.

Noninterest income was $2.5 million for the second quarter of 2012 compared to $2.8 million for the prior-year second quarter. Excluding the $88,000 gain on the sale of securities from the 2011 quarter, noninterest income from recurring operations declined 6.4 percent year over year. For the second quarter of 2012, noninterest expense was $9.0 million compared to $8.5 million for the year-ago quarter. As noted above the quarter’s operating expenses include $500,000 of one time charges related to the system’s conversion and treasury auction of the TARP preferred stock. On a pretax, tax equivalent basis, pre-provision core earnings* for the second quarter were $3.43 million, down 16.7 percent, from the second quarter of 2011.

Total assets were $1.2 billion as of June 30, 2012, up 4.4 percent since June 30 of the previous year. Portfolio loans increased 4.5 percent during the same 12-month period, to $867.5 million. Of the $37.1 million in total loan growth over the past twelve months, $24.4 million was booked since year-end 2011. Commercial lending was the primary contributor to recent loan growth, up $20.5 million since the beginning of the year.

Asset quality continues to improve. Nonperforming assets declined by $3.7 million, or 9.3 percent, over the past twelve months, to $36.5 million. LNB added $1.7 million to the loan loss reserve during the quarter. At quarter-end, the loan loss reserve was 1.99 percent of total portfolio loans compared to 1.98 percent for the linked quarter and 2.09 percent for the year-ago quarter.

Low-cost deposits, namely checking, savings and money market accounts, now account for 51.5 percent of total deposits, up 4.2 percent since June 30, 2011. The improved mix has contributed significantly to the bank's lower funding cost. For the second quarter of 2012, the bank’s cost of deposits was 63 basis points, an improvement of 28 basis points, or 31 percent, since the year-earlier quarter. All regulatory ratios continue to exceed the threshold for “well-capitalized.” Tangible leverage improved by 11 basis points to 5.73 percent as a result of $4.13 million growth in tangible common equity since June 30, 2011.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise;
  significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations;
  limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, the terms of the CPP, pursuant to which the Company issued securities to the U.S. Treasury;
  adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business;
  risks that are not effectively identified or mitigated by the Company’s risk management framework; and
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2012	At December 31, 2011
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$37,449	$34,323
Federal funds sold and interest bearing deposits in banks	19,170	6,324
Cash and cash equivalents	56,619	40,647
Securities:
Available for sale, at fair value	228,788	226,012
Total securities	228,788	226,012
Restricted stock	5,741	5,741
Loans held for sale	1,207	3,448
Loans:
Portfolio loans	867,459	843,088
Allowance for loan losses	(17,300)	(17,063)
Net loans	850,159	826,025
Bank premises and equipment, net	9,308	8,968
Other real estate owned	1,506	1,687
Bank owned life insurance	18,202	17,868
Goodwill, net	21,582	21,582
Intangible assets, net	664	731
Accrued interest receivable	3,604	3,550
Other assets	10,565	12,163
Total Assets	$1,207,945	$1,168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$143,778	$126,713
Savings, money market and interest-bearing demand	383,685	359,977
Certificates of deposit	496,090	504,390
Total deposits	1,023,553	991,080
Short-term borrowings	827	227
Federal Home Loan Bank advances	47,495	42,497
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,007	1,118
Accrued taxes, expenses and other liabilities	3,289	3,988
Total Liabilities	1,092,409	1,055,148
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at June 30, 2012 and December 31, 2011.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at June 30, 2012 and December 31, 2011.	25,223	25,223
Discount on Series B preferred stock	(94)	(101)
Discount on Series B preferred stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,272,548 at June 30, 2012 and 8,210,443 at December 31, 2011.	8,272	8,210
Additional paid-in capital	39,689	39,607
Retained earnings	46,227	44,080
Accumulated other comprehensive income	2,166	2,201
Treasury shares at cost, 328,194 shares at June 30, 2012 and at December 31, 2011	(6,092)	(6,092)
Total Shareholders' Equity	115,537	113,274
Total Liabilities and Shareholders' Equity	$1,207,945	$1,168,422

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,194	$10,523	$20,243	$21,039
Securities:
U.S. Government agencies and corporations	1,281	1,612	2,541	3,089
State and political subdivisions	291	257	578	513
Trading securities	-	-	-	-
Other debt and equity securities	69	71	141	143
Federal funds sold and short-term investments	10	9	19	23
Total interest income	11,845	12,472	23,522	24,807

Interest Expense
Deposits	1,527	2,205	3,158	4,488
Federal Home Loan Bank advances	212	261	427	527
Short-term borrowings	-	-	-	1
Junior subordinated debenture	173	170	349	341
Total interest expense	1,912	2,636	3,934	5,357
Net Interest Income	9,933	9,836	19,588	19,450
Provision for Loan Losses	1,667	3,345	3,567	5,445
Net interest income after provision for loan losses	8,266	6,491	16,021	14,005

Noninterest Income
Investment and trust services	425	470	815	873
Deposit service charges	929	1,000	1,864	1,916
Other service charges and fees	804	819	1,552	1,725
Income from bank owned life insurance	169	175	334	349
Other income	57	41	400	120
Total fees and other income	2,384	2,505	4,965	4,983
Securities gains, net	-	88	-	500
Gains on sale of loans	206	238	552	417
Loss on sale of other assets, net	(47)	(27)	(99)	(25)
Total noninterest income	2,543	2,804	5,418	5,875

Noninterest Expense
Salaries and employee benefits	3,894	4,072	8,005	8,163
Furniture and equipment	877	798	1,709	1,478
Net occupancy	554	588	1,133	1,200
Professional fees	564	445	1,059	931
Marketing and public relations	395	275	642	546
Supplies, postage and freight	265	289	508	561
Telecommunications	172	169	345	384
Ohio Franchise tax	307	298	623	596
FDIC assessments	394	399	786	973
Other real estate owned	175	207	307	797
Electronic banking expenses	323	223	561	432
Loan and collection expense	308	310	657	752
Other expense	819	449	1,256	898
Total noninterest expense	9,047	8,522	17,591	17,711
Income before income tax expense	1,762	773	3,848	2,169
Income tax expense	324	61	905	327
Net Income	$1,438	$712	$2,943	$1,842
Dividends and accretion on preferred stock	318	318	637	637
Net Income Available to Common Shareholders	$1,120	$394	$2,306	$1,205

Net Income Per Common Share
Basic	$0.14	$0.05	$0.29	$0.15
Diluted	0.14	0.05	0.29	0.15
Dividends declared	0.01	0.01	0.02	0.02
Average Common Shares Outstanding
Basic	7,944,354	7,884,749	7,934,458	7,878,119
Diluted	7,950,539	7,884,934	7,938,408	7,878,224

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
END OF PERIOD BALANCES	2012	2012	2011	2011	2012	2011
Cash and Cash Equivalents	$56,619	$44,112	$40,647	$32,481	$56,619	$32,481
Securities	228,788	231,851	226,012	231,025	228,788	231,025
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	1,207	4,462	3,448	1,308	1,207	1,308
Portfolio loans	867,459	862,220	843,088	830,312	867,459	830,312
Allowance for loan losses	17,300	17,115	17,063	17,351	17,300	17,351
Net loans	850,159	845,105	826,025	812,961	850,159	812,961
Other assets	65,431	67,823	66,549	73,828	65,431	73,828
Total assets	$1,207,945	$1,199,094	$1,168,422	$1,157,344	$1,207,945	$1,157,344
Total deposits	1,023,553	1,016,166	991,080	982,037	1,023,553	982,037
Other borrowings	64,560	64,628	58,962	59,493	64,560	59,493
Other liabilities	4,296	4,240	5,106	4,317	4,296	4,317
Total liabilities	1,092,409	1,085,034	1,055,148	1,045,847	1,092,409	1,045,847
Total shareholders' equity	115,537	114,061	113,274	111,497	115,537	111,497
Total liabilities and shareholders' equity	$1,207,945	$1,199,095	$1,168,422	$1,157,344	$1,207,946	$1,157,344

AVERAGE BALANCES
Assets:
Total assets	$1,206,297	$1,176,454	$1,168,340	$1,174,984	$1,191,376	$1,167,951
Earning assets*	1,122,918	1,093,618	1,082,438	1,099,055	1,108,268	1,094,095
Securities	226,476	222,832	224,778	244,428	224,654	234,266
Portfolio loans	866,909	856,364	833,811	815,618	859,722	813,300
Liabilities and shareholders' equity:
Total deposits	$1,022,428	$993,839	$991,105	$998,303	$1,008,223	$992,413
Interest bearing deposits	885,922	869,107	866,037	877,572	877,515	874,003
Interest bearing liabilities	950,647	933,033	925,530	937,250	941,839	933,706
Total shareholders' equity	115,281	114,156	112,925	111,495	114,817	110,785

INCOME STATEMENT
Total Interest Income	$11,845	$11,677	$12,006	$12,472	$23,522	$24,807
Total Interest Expense	1,912	2,022	2,274	2,636	3,934	5,357
Net interest income	9,933	9,655	9,732	9,836	19,588	19,450
Provision for loan losses	1,667	1,900	2,808	3,345	3,567	5,445
Other income	2,384	2,581	2,517	2,505	4,965	4,983
Net gain on sale of assets	159	294	481	299	453	892
Noninterest expense	9,047	8,544	8,104	8,522	17,591	17,711
Income before income taxes	1,762	2,086	1,818	773	3,848	2,169
Income tax expense	324	581	329	61	905	327
Net income	1,438	1,505	1,489	712	2,943	1,842
Preferred stock dividend and accretion	318	319	320	318	637	637
Net income available to common shareholders	$1,120	$1,186	$1,169	$394	$2,306	$1,205
Common cash dividend declared and paid	$79	$79	$79	$79	$79	$158

Net interest income-FTE (1)	$10,093	$9,806	$9,877	$9,969	$19,903	$19,707
Pre-provision core earnings	3,429	3,986	4,626	4,118	7,415	7,614

	Three Months Ended				Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2012	2011
PER SHARE DATA
Basic net income per common share	$0.14	$0.15	$0.15	$0.05	$0.29	$0.15
Diluted net income per common share	0.14	0.15	0.15	0.05	0.29	0.15
Cash dividends per common share	0.01	0.01	0.01	0.01	0.02	0.02
Book value per common shares outstanding	11.38	11.19	11.18	10.96	11.38	10.96
Tangible book value per common shares outstanding**	8.58	8.39	8.35	8.12	8.58	8.12
Period-end common share market value	6.58	6.94	4.70	5.72	6.58	5.72
Market as a % of book	57.82%	61.99%	42.04%	52.19%	57.82%	52.19%
Basic average common shares outstanding	7,944,354	7,924,562	7,882,249	7,884,749	7,934,458	7,878,224
Diluted average common shares outstanding	7,950,539	7,925,368	7,882,249	7,884,934	7,938,408	7,878,224
Common shares outstanding	7,944,354	7,944,354	7,882,249	7,884,749	7,944,354	7,884,749

KEY RATIOS
Return on average assets (2)	0.48%	0.51%	0.51%	0.24%	0.50%	0.32%
Return on average common equity (2)	5.02%	5.30%	5.23%	2.56%	5.15%	3.35%
Efficiency ratio	71.60%	67.38%	62.94%	66.72%	69.47%	69.23%
Noninterest expense to average assets (2)	3.02%	2.92%	2.75%	2.91%	2.97%	3.06%
Average equity to average assets	9.56%	9.70%	9.67%	9.49%	9.64%	9.49%
Net interest margin (FTE) (1)	3.61%	3.61%	3.62%	3.64%	3.61%	3.63%
Common stock dividend payout ratio	7.10%	6.68%	6.74%	20.01%	6.88%	13.08%
Common stock market capitalization	$52,274	$55,134	$37,047	$45,101	$52,274	$45,101

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,115	$17,063	$17,845	$17,315	17,063	16,136
Provision for loan losses	1,667	1,900	2,808	3,345	3,567	5,445
Charge-offs	1,621	2,076	3,747	3,499	3,697	4,611
Recoveries	139	228	157	190	367	381
Net charge-offs	1,482	1,848	3,590	3,309	3,330	4,230
Allowance for loan losses, end of period	$17,300	$17,115	$17,063	$17,351	$17,300	$17,351

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.73%	5.65%	5.73%	5.62%	5.73%	5.62%
Average equity to assets	9.56%	9.70%	9.67%	9.49%	9.64%	9.49%
Average equity to loans	13.30%	13.33%	13.54%	13.67%	13.36%	13.62%
Average loans to deposits	84.79%	86.17%	84.13%	81.70%	85.27%	81.95%
Tier 1 leverage ratio	8.78%	8.87%	8.80%	8.49%	8.78%	8.49%
Tier 1 risk-based capital ratio	11.46%	11.37%	11.39%	11.14%	11.46%	11.14%
Total risk-based capital ratio	13.97%	13.94%	14.01%	13.84%	13.97%	13.84%

Nonperforming Assets
Nonperforming loans	$34,993	$36,870	$34,471	$37,954	$34,993	$37,954
Other real estate owned	1,506	1,845	1,687	2,277	1,506	2,277
Total nonperforming assets	$36,499	$38,715	$36,158	$40,231	$36,499	$40,231

Ratios
Total nonperforming loans to total loans	4.03%	4.28%	4.09%	4.57%	4.03%	4.57%
Total nonperforming assets to total assets	3.02%	3.23%	3.09%	3.48%	3.02%	3.48%
Net charge-offs to average loans (2)	0.69%	0.87%	1.71%	1.63%	0.78%	1.05%
Provision for loan losses to average loans (2)	0.77%	0.89%	1.34%	1.64%	0.83%	1.35%
Allowance for loan losses to portfolio loans	1.99%	1.98%	2.02%	2.09%	1.99%	2.09%
Allowance to nonperforming loans	49.44%	46.42%	49.50%	45.72%	49.44%	45.72%
Allowance to nonperforming assets	47.40%	44.21%	47.19%	43.13%	47.40%	43.13%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Pre-provision Core Earnings*	$3,429	$4,118	$7,415	$7,614
Provision for Loan Losses	1,667	3,345	3,567	5,445
Income before income tax expense	$1,762	$773	$3,848	$2,169

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126